UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2005
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7400 49th Avenue North, New Hope, MN 55428

(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     (a)(1) On September 19, 2005, the management of Navarre Corporation (the “Company”), in consultation with members of the Company’s Audit Committee of the Board of Directors, determined that the Company will make a change to the historical accounting treatment of the Company’s investment in Mix & Burn, Inc. (“Mix & Burn”) for certain prior periods. While the exact periods affected and the amounts involved are not currently known, in a press release issued the same day, the Company advised its shareholders that, based on conversations with its auditors, Grant Thornton LLP (“Grant Thornton”), it believes the adjustments will be material for its prior fiscal year, and as such, that its shareholders should not rely on the Company’s previously filed Form 10-K/A for the fiscal year ended March 31, 2005. At the time that this information is available, the Company will amend this Form 8-K to indicate any additional periods and financial statements affected, as well as the scope of the applicable adjustments.
     (2) As stated in the Company’s September 19, 2005 press release, attached hereto as Exhibit 99.1 and which is incorporated herein by reference, Mix & Burn is a start-up company in which the Company owns a 45% equity interest. The Company has also provided Mix & Burn with a line of credit in an amount not to exceed $2.5 million. Historically, the Company has applied the cost method of accounting for its treatment of this investment. However, as a result of recent conversations with Grant Thornton, the Company anticipates that Mix & Burn’s operations will need to be consolidated with the Company’s operations in accordance with FASB Interpretation Number (“FIN”) 46 (revised December 2003), Consolidation of Variable Interest Entities. As mentioned above, the exact periods affected by these adjustments and the amounts involved are not currently known. The Company’s management and Audit Committee are conducting a review with Grant Thornton to determine the periods and amounts involved pursuant to these non-cash adjustments.
     (3) Management of the Company and members of the Audit Committee have discussed the matters disclosed in this item with Grant Thornton.
Item 9.01. Financial Statements and Exhibits
     (c) The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by Navarre Corporation, dated September 19, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: September 20, 2005	By:	/s/ DIANE D. LAPP
		Name:	Diane D. Lapp
		Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Navarre Corporation, dated September 19, 2005.